AMENDED AND RESTATED BYLAWS
OF
ASSOCIATED MEDIA HOLDINGS, INC.

(a Nevada corporation)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of Associated Media Holdings, Inc. (the "Corporation"), shall be in the State of Nevada, and shall be at such location in the State of Nevada as the Board of Directors may from time to time determine.

Section 2. Other Offices. The Corporation from time to time may have such other offices at such places, both within and without the State of Nevada, as the Board of Directors may determine or as the business of the Corporation may require. The Board of Directors from time to time may designate any such office as the Corporation's principal office and, in the absence of such a designation or in the event the Corporation no longer occupies the principal office last designated, then the registered office of the Corporation shall be its principal office.

ARTICLE II

CORPORATE SEAL

Section 3. Corporate Seal. The Corporation may or may not have a corporate seal, as from time to time may be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the works "Corporate Seal" and "Nevada." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE III

STOCKHOLDERS' MEETINGS

Section 4. Place of Meetings. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Nevada, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the principal office of the Corporation.

Section 5. Annual Meeting of Stockholders.

(a) Date of Annual Meeting. The annual meeting of the stockholders of the Corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

(b) Purpose of Annual Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of stockholders, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the registered office of the Corporation, or the principal office of the Corporation, not later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior to the first anniversary of the preceding year's annual meeting of stockholders or of a written consent of stockholders electing the directors, as the case may be; provided, however, that in the event that no annual meeting of stockholders or written consent of stockholders electing the directors, as the case may be, was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the Corporation fewer than seventy (70) days prior to the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in the stockholder's capacity as a proponent of a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders meeting, a stockholder must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting of stockholders shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if the chairman of the annual meeting of stockholders should so determine, the chairman of the annual meeting of stockholders shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(c) Nomination of Directors. Only persons who are confirmed in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of

stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (b) of this Section 5. Such stockholder's notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 5. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman of the meeting of stockholders should so determine, the chairman of the meeting of stockholders shall so declare at the meeting, and the defective nomination shall be disregarded.

(d) Public Announcement. For purposes of this Section 5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

Section 6. Special Meetings.

(a) Special Meeting. Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, unless otherwise provided by statute or by the Articles of Incorporation, by (i) the Chairman of the Board of Directors, (ii) the President, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held at such place, on such date, and at such time as the Board of Directors shall determine.

(b) Purpose of Special Meeting. If a special meeting of stockholders is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail, by telegraphic, facsimile, email or similar method of electronic

communication to the Secretary of the Corporation. No business may be transacted at such special meeting of stockholder other than that specified in such request. Subject to the other provisions of this paragraph (b), the Board of Directors shall determine the date, time and place of such special meeting of stockholders, which shall be held not less than thirty-five (35) days, nor more than one hundred twenty (120) days, after the date of the receipt of the request. Upon determination of the date, time and place of the special meeting of stockholders, the officer receiving the request shall give notice, or shall cause notice to be given, of the special meeting of stockholders to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. However, if the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the special meeting of stockholders may set the date, time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the date, time or place when a meeting of stockholders called by action of the Board of Directors may be held.

Section 7. Notice of Meetings. Except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws, written notice of each meeting of stockholders shall be given not less than ten (10) days, nor more than sixty (60) days, before the date of the meeting to each stockholder entitled to vote at or to notice of such meeting, such notice to specify the place, date, time and the purpose or purposes of the meeting. Notice of the place, date, time and the purpose or purposes of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by such stockholder's attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of any meeting of stockholders shall be bound by the proceedings of such meeting in all respects as if due and timely notice thereof had been given.

Section 8. Quorum and Voting Requirements.

(a) Quorum. Unless otherwise provided by statute, by the Articles of Incorporation or by these Bylaws, at all meetings of stockholders the presence of a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business. Unless otherwise provided by statute, by the Articles of Incorporation or by these Bylaws, if voting by a class or series of stockholders is permitted or required, a majority of the voting power of the class or series that is present in person or proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b) Vote. Except as otherwise provided by statute, by the Articles of Incorporation or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, every stockholder of record of the Corporation is entitled at each meeting of stockholders to one vote for each share of stock standing in such stockholder's name on the records of the Corporation. If the Articles of Incorporation, or the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the Articles of Incorporation, provides for more or less than one vote per share for any class or series of shares on any matter, every reference in these Bylaws to a majority or other proportion of stock shall be deemed to refer to a majority or other proportion of the voting power of all the shares or those classes or series of shares, as may be required by the Articles of Incorporation, or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, or the provisions of the statute. Upon the demand of any stockholder, the vote for directors and the vote upon any question before a meeting shall be by ballot.

(c) Voting Requirement. Except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws, if voting by a class or series of stockholders is permitted or required, an act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the action.

(d) Voting Requirement for Election of Directors. Except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws, directors shall be elected by a plurality of the votes cast at the election.

Section 9. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat. Except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws, when a meeting is adjourned to another date, time and/or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10. Voting Rights and Proxies.

(a) Record Holders. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders.

(b) Proxies. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with law. An agent so appointed need not be a stockholder. Except as otherwise provided by statute, no proxy is valid after the expiration of six (6) months from the date of its creation unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed seven (7) years from the date of its creation. Subject to the restrictions in this paragraph (b), any proxy properly created is not revoked and continues in full force and effect until another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the Secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of stockholders and determine the validity of proxies and ballots. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless, before or at the meeting, it shall have been filed with or transmitted to the Secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of stockholders and determine the validity of proxies and ballots. All questions regarding the qualification of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if no inspectors of election are so appointed, then by the chairman of the meeting.

Section 11. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his, her or its act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; and (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction shall be entitled to vote the securities in question proportionally.

Section 12. List of Stockholders. The Secretary shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting of stockholders, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time, date and place of meeting of stockholders during the whole time thereof and may be inspected by any stockholder who is present.

Section 13. Action Without Meeting. Except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such action at a meeting, then

that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

Section 14. Organization.

(a) Chairman. At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed, is deceased or is otherwise absent, then the President, or, if a President has not been appointed, is deceased or is otherwise absent, then a chairman of the meeting appointed by vote of the holders of a majority of the shares represented thereat, present in person or by proxy, shall act as chairman of the meeting. The Secretary, or, if a Secretary has not been appointed, is deceased or is otherwise absence, then any Assistant Secretary directed to do so by the chairman of the meeting, or, if no Assistant Secretary has been appointed, or if all Assistant Secretaries are deceased or otherwise absent, then any person (other than the chairman of the meeting) directed to do so by the chairman of the meeting, shall act as the secretary of the meeting.

(b) Rules. The Board of Directors of the Corporation shall be entitled to make such rules, regulations and procedures for the conduct of meetings of stockholders as the Board of Directors shall deem necessary, appropriate or convenient. Subject to such rules, regulations and procedures as have been made by the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, regulations, rules and procedures for maintaining order at the meeting and providing for the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, and regulation of voting on matters which are to be voted on other than by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

(c) Inspectors of Election. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at such meeting and/or any adjournment thereof. If an inspector or inspectors are not appointed by the Board of Directors, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of their duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive the votes, ballots or consents, hear and determine all challenges and

questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

ARTICLE IV

DIRECTORS

Section 15. Number and Qualification. The Corporation shall have a variable number of directors, with the number of directors to be determined from time to time by resolution of the Board of Directors; provided, however, that there shall be at least one (1) director and that no decrease in the number of directors shall shorten the term of any incumbent directors; provided, further, however, that until changed in accordance with these Bylaws, the number of directors constituting the Board of Directors shall be six (6) directors. Directors need not be stockholders unless so required by the Articles of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting of stockholders or by a written consent of the stockholders, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws. Unless otherwise provided by statute, by the Articles of Incorporation or by these Bylaws, each director holds office after the expiration of such director's term until such director's successor is elected and qualified, or until such director dies, resigns, is disqualified or is removed. All directors shall be natural persons who are at least 18 years of age.

Section 16. Powers. The business of the Corporation shall be managed under the director of the Board of Directors. Except as otherwise provided by statute or by the Articles of Incorporation, the Board of Directors shall have full control over the affairs of the Corporation, and the powers of the Corporation shall be exercised, its business conducted and its property controlled by the Board of Directors.

Section 17. Vacancies. Unless otherwise provided by statute or by the Articles of Incorporation, all vacancies on the Board of Directors, including those caused by death, resignation, disqualification, removal, and any increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum. Unless otherwise provided by statute or by the Articles of Incorporation, any director elected to fill a vacancy pursuant to the preceding sentence shall serve for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified or until the director so elected to fill the vacancy dies, resigns, is disqualified or is removed. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, disqualification, removal or resignation of any director.

Section 18. Resignation. Any director may resign at any time by delivering such director's written resignation to the Chairman of the Board of Directors, the President or the Secretary, such resignation to specify whether it will be effective at a particular time, upon

receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective upon receipt by the Secretary. Unless otherwise provided by statute or by the Articles of Incorporation, when one or more directors give notice of his, her or their resignation from the Board of Directors, effective at a future date, the Board of Directors may fill the vacancy or vacancies to take effect when the resignation or resignations become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

Section 19. Removal.

(a) Removal of Director. Except as otherwise provided by statute, by the Articles of Incorporation or paragraph (b), any director or one or more incumbent directors may be removed from office, with or without cause, by the vote of stockholders representing not less than two-thirds (2/3rds) of the voting power of the issued and outstanding stock entitled to vote.

(b) Directors Elected by Class or Series. Whenever the holders of any class or series are entitled to elect one or more directors, unless otherwise provided by statute or by the Articles of Incorporation, removal of any such director requires only the proportion of votes specified in paragraph (a) of the holders of that class or series, and not the votes of the outstanding shares as a whole.

(c) Termination. If the Articles of Incorporation or these Bylaws provide that the holders of any class or series of shares are entitled to elect one or more directors under specified circumstances and that, upon termination of those specified circumstances, the right terminates and the directors elected by the holders of the class or series of shares are no longer directors, the termination of a director pursuant to such provisions in the Articles of Incorporation or these Bylaws shall not be deemed a removal of a director pursuant to statute, the Articles of Incorporation or these Bylaws.

Section 20. Meetings of the Board of Directors.

(a) Annual Meeting. The first meeting of each newly elected the Board of Directors shall be the annual meeting of such Board of Directors and shall be held immediately following the adjournment of the annual meeting of Stockholders and at the place where such meeting is held. No notice or call of such meeting of the Board of Directors shall be necessary in order to legally constitute the meeting provided a quorum is present. In the event such meeting is not so held, the meeting may be held on such date, time and place as shall be specified in a notice given as provided for special meetings of the Board of Directors. Such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b) Regular Meetings. Except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws, regular meetings of the Board of Directors shall be held at such place within or without the State of Nevada which has been designated from time to time by resolution of the Board of Directors or by written consent of the Board of Directors or, in the absence of such a designation, at the principal office of the Corporation. Unless otherwise provided by statute, by the Articles of Incorporation or by these Bylaws, regular meetings of the

Board of Directors may be held without call or notice on such dates and at such times as may be designated from time to time by resolution of the Board of Directors or by the written consent of the Board of Directors.

(c) Special Meetings. Except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws, special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President or any two directors. The person or persons calling the special meeting of the Board of Directors may designate any place within or without the State of Nevada, and any date and time, for such special meeting, provided that notice of the meeting is given pursuant to these Bylaws. In the absence of such a designation, any such special meeting shall be held at the principal office of the Corporation.

(d) Telephone Meetings. Unless otherwise provided by statute, by the Articles of Incorporation or by these Bylaws, members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting the Board of Directors or committee by means of telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e) Notice of Special Meetings. Notice of the date, time and place of all special meetings of the Board of Directors shall be given (a) in writing by hand-delivery, facsimile, telegraph or telex, or by email or similar method of electronic communication, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or (b) sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Such hand-delivery, facsimile, telegraph, telex, email or similar method of electronic communication, or mailing, shall be due, legal and personal notice to such director. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(f) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 21. Quorum and Voting Requirement.

(a) Quorum. Unless otherwise provided by statute, or unless the Articles of Incorporation or these Bylaws provide for a greater or lesser proportion, a majority of the Board of Directors then in office, at a meeting duly assembled, is necessary to constitute a quorum for the transaction of business, and the act of directors holding a majority of the voting power of the directors, present at a meeting at which a quorum is present, is the act of the Board of Directors.

(b) Voting Requirement. At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Articles of Incorporation or these Bylaws.

Section 22. Action Without Meeting. Unless otherwise provided by statute, by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board of Directors or of the committee, as the case may be. Such consent shall be filed with the corporate records or minutes of proceedings of the Board of Directors.

Section 23. Fees and Compensation. The directors may be paid their expenses of attendance at each meeting of the Board of Directors or any committee thereof, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 24. Committees.

(a) Executive Committee. Unless otherwise provided by statute or by the Articles of Incorporation, the Board of Directors may designate an Executive Committee to consist of one (1) or more members of the Board of Directors. Unless otherwise provided by statute, by the Articles of Incorporation, by these Bylaws, or by the resolution or resolutions of the Board of Directors, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

(b) Other Committees. Unless otherwise provided by statute or by the Articles of Incorporation, the Board of Directors may from time to time designate one or more committees other than the Executive Committee which, to the extent provided in the resolution or resolutions of the Board of Directors, may have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each such committee must include at least one (1) director. Unless otherwise provided by statute or by the Articles of Incorporation or by these Bylaws, the Board of Directors may appoint natural persons who are not directors to serve on such committees.

(c) Term. Unless otherwise provided by statute or by the Articles of Incorporation or by these Bylaws, each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member's term on the Board of Directors or, if not a member of the Board of Directors, for a term of one (1) year. The Board of Directors, subject to the provisions of paragraphs (a) or (b) of this Section may from time to time increase or decrease the number of members of a committee and/or terminate the existence of a committee. The membership of a committee member shall terminate on the date of such member's death, disqualification or resignation from the committee or from the Board of Directors. The Board of Directors may from time to time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation,

disqualification, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of a committee to replace any member who is disqualified or absent from a meeting of the committee. Unless otherwise provided by statute or by the Articles of Incorporation or by these Bylaws, unless the Board of Directors appoints alternative members pursuant to this paragraph (c), the member or members of a committee present at a meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of an absent or disqualified member of the committee.

(d) Meetings. Unless otherwise provided by statute, by the Articles of Incorporation, by these Bylaws or by resolution or resolutions of the Board of Directors, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 24 shall be held on such dates, at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the date, time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the date, time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director or other committee member by attendance thereat, except when the director or other committee member attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 25. Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed, is deceased or is otherwise absent, the President, or if the President has not been appointed, is deceased or is otherwise absent, then a chairman of the meeting chosen by a majority of the directors present shall preside over the meeting. The Secretary, or if the Secretary has not been appointed, is deceased or is otherwise absent, then any Assistant Secretary directed to do so by the chairman of the meeting, or, if no Assistant Secretary has been appointed, or if all Assistant Secretaries are deceased or otherwise absent, then any person (other than the chairman of the meeting) directed to do so by the chairman of the meeting, shall act as the secretary of the meeting.

ARTICLE V

OFFICERS

Section 26. Officers Designated. The officers of the Corporation shall be appointed by the Board of Directors and shall include a President, a Secretary and a Treasurer, none of whom need be a Director. The Board of Directors may also appoint a Chairman of the Board of

Directors, one or more Vice Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 27. Tenure and Duties of Officers.

(a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, or until their earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b) Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the Stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(c) Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless a Chairman of the Board of Directors has been appointed and is present. The President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have the duty and power to supervise, direct and control the business and affairs of the Corporation, including without limitation the officers, employees, agents and representatives of the Corporation. The President shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d) Duties of Vice Presidents. The Vice President may assume and perform the duties and powers of the President in the absence of the President, if the President dies or becomes disabled, or whenever else the office of President is vacant. If there is more than one Vice President, then, unless the Board of Directors specifies a different order, the duties and powers of the President shall descend to the Vice Presidents in the order of their seniority. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(e) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given the Secretary these Bylaws and other duties commonly incident to such office and shall also perform such other duties and

have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence of the Secretary, if the Secretary dies or becomes disabled, or whenever else the office of Secretary is vacant. Each Assistant Secretary shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f) Duties of the Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct any Assistant Treasurer to assume and perform the duties of the Treasurer in the absence of the Treasurer, if the Treasurer dies or becomes disabled, or whenever else the office of Treasurer is vacant. Each Assistant Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety and sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

Section 28. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 29. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board of Directors, the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

Section 30. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, by the unanimous written consent of the directors in office at the time, by any committee of the Board of Directors upon whom such power of removal may have been conferred by the Board of Directors, or by any superior officer upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 31. Execution of Corporate Instrument.

(a) Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation.

(b) Evidence of Indebtedness. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the Corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, the President or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

(c) Checks. All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

(d) Authority to Bind Corporation. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 32. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the President, or any Vice President.

ARTICLE VII

SHARES OF STOCK

Section 33. Form and Execution of Certificates. Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Articles of Incorporation and applicable law. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, the President or any Vice President, and by the Treasurer or Assistant Treasurer or the Secretary or

Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 34. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 35. Transfers.

(a) Transfer. Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) Restriction on Transfer. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Nevada Revised Statutes.

Section 36. Fixing Record Dates.

(a) Record Date for Voting. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) Record Date for Dividends. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is filed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 37. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 38. Execution of Other Securities. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 33), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation or such other person as may

be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE IX

DIVIDENDS

Section 39. Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 40. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

Section 41. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

Section 42. Indemnification of Directors, Officers, Employees and Agents.

(a) Directors and Officers. The Corporation shall indemnify its directors and officers to the fullest extent permitted by the Nevada law, as the same now exists or may hereafter be amended.

(b) Employees and Other Agents. The Corporation shall have power to indemnify its employees and other agents as set forth in the Nevada law, as the same now exists or may hereafter be amended.

(c) Expense. The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding as such expenses are incurred, upon receipt of an undertaking by or on behalf of such person to repay said amounts if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Section shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer. Any right to indemnification or advances granted by this Section to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within sixty (60) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting such claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under Nevada law for the Corporation to indemnify the claimant for the amount claimed. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Section shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by Nevada law.

(f) Survival of Rights. The rights conferred on any person by this Section shall continue as to a person who has ceased to be a director, officer, employee or other agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the Nevada law, the Corporation may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section, by the Articles of Incorporation, by agreement, or otherwise.

(h) Amendments. Any repeal, amendment or modification of this Section shall be prospective only, and shall not limit the rights of any director or officer, or the obligations of the Corporation, with respect (i) to any claim arising from or related to the services of such director or officer prior to any such repeal, amendment or modification of this Section and/or (ii) to the occurrence or alleged occurrence of any other action or omission to act that is the cause of any proceeding against any director or officer.

(i) Saving Clause. If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Section that shall not have been invalidated, or by any other applicable law.

(j) Certain Definitions. For the purposes of this Section, the following definitions shall apply:

(i) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii) The term the "Corporation" shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, manager, member, employee or agent or another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(iv) References to a "director," "officer," "employee," or "agent" of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, officer, manager, member, employee, trustee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise.

(v) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

ARTICLE XII

NOTICES

Section 43. Notices.

(a) Notice to Stockholders. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly either delivered personally or deposited in the United States mail, postage prepaid, and addressed to the stockholder's last known post office address as shown by the stock record of the Corporation or its transfer agent. Each such notice shall be signed by the Chairman of the Board, the President, a Vice President, the Secretary, any Assistant Secretary or by such other person or persons as the Board of Directors shall designate.

(b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in paragraph (a), or by facsimile, telex, telegram, email or similar method of electronic communication except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary (including without limitation an address for email or similar method of electronic communication), or, in the absence of such filing, to the last known post office address of such director.

(c) Affidavit of Mailing. An affidavit of mailing, executed by the Secretary or an Assistant Secretary of the Corporation, by a duly authorized and competent employee of the Corporation, or by an agent of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d) Time Notices Deemed Given. All notices (i) delivered personally shall be deemed to have been given when so delivered, (ii) given by mail as provided in these Bylaws shall be deemed to have been given as at the time of mailing, and (iii) all notices given by facsimile, telex, telegram, email or other electronic transmission shall be deemed to have been given as of the sending time recorded at time of transmission.

(e) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all stockholders, or all directors, as the case may be, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(f) Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent to such stockholder or director in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

(g) Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law, of the Articles of Incorporation, or of these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the Nevada Revised Statutes, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(h) Notice to Person with Undeliverable Address. Whenever notice is required to be given, under any provision of law, of the Articles of Incorporation, or of these Bylaws, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at such person's address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth such person's then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the Nevada Revised Statutes, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

ARTICLE XIII

AMENDMENTS

Section 44. Amendments. The Board of Directors shall have the exclusive authority and power to adopt, alter, amend, modify, restate and repeal the bylaws, in whole or in part. The

stockholders shall not have the authority or power to adopt, alter, amend, modify, restate or repeal the bylaws, in whole or in part.

I, THE UNDERSIGNED, BEING THE SECRETARY OF ASSOCIAED MEDIA HOLDINGS, INC., A NEVADA CORPORATION (THE "CORPORATION"), DO HEREBY CERTIFY THE FOREGOING TO BE THE "AMENDED AND RESTATED BYLAWS OF ASSOCIATED MEDIA HOLDINGS, INC.," ADOPTED BY THE STOCKHOLDERS OF THE CORPORATION ON THE 18th DAY OF DECEMBER, 2006.

William Nosal, Secretary

Date: 12-18-06

Bylaws – amended and restated (12-17-06).doc